WRITTEN INSTRUMENT AMENDING
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            PILGRIM PRIME RATE TRUST

     This Amendment to the Agreement and Declaration of Trust ("Declaration") of Pilgrim Prime Rate Trust (the "Trust") is made this 20th day of October, 2000 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

     WHEREAS, the Declaration of Trust was made on December 2, 1987 and the Trustees now desire to amend the Declaration; and

     WHEREAS, Article IX, Section 7 of the Declaration provides that the Trustees may amend the Declaration by an instrument signed by a majority of the Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares of each series entitled to vote; and

     WHEREAS, Shareholders of the Trust approved these amendments at a meeting held on August 25, 2000;

     NOW, THEREFORE, the Trustees hereby declare that the Declaration is amended as follows:

     1. Subsection (c) of Section 2 of Article I of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of Shares shall be divided from time to time;

     2. Subsections (g) and (h) of Section 2 of Article I of the Agreement and Declaration of Trust are amended to read in their entirety, and new subsections
(i), (j), (k) and (l) are added immediately thereafter, as follows:

          (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

          (h) "By-laws" shall mean the By-laws of the Trust as amended from time to time;

          (i) "Certificate" shall mean the Certificate of Designation for the Preferred Shares;
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          (j) The term "class" or "class of Shares" refers to the division of
     Shares into two or more classes as provided in Article III, Section 1 hereof;

          (k) The term "series" or "series of Shares" refers to the division of Shares representing any class into two or more series as provided in
     Article III, Section 1 hereof; and

          (l) The "1940 Act" shall mean the Investment Company Act of 1940.

     3. Sections 1 and 2 of Article III of the Agreement and Declaration of Trust are amended to read in their entirety as follows:

          SECTION 1. DIVISION OF BENEFICIAL INTEREST. The Shares of the Trust shall be issued in one or more classes of Shares (which classes may be divided into two or more series) as the Trustees may, without shareholder approval, authorize. Subject to the foregoing, Shares of each such class or series shall have such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-laws or the Certificate establishing the terms of any such class or series which may be filed with the Secretary of the Commonwealth, Corporations Division; provided, however, that to the extent required by the 1940 Act no such series shall have a preference or priority over any other series within its class upon the distribution of assets or in respect of payment of dividends; and provided, further, the By-laws or the Certificate shall set forth such other terms and conditions as may be required by the 1940 Act with respect to stock which is a senior security. The beneficial interest in each class or series shall at all times be divided into Shares, without par value, each of which shall represent an equal proportionate interest in that class or series with each other Share of the same class or series, none having priority or preference over another. The number of Shares of each class or series authorized shall be unlimited, except as the By-laws may otherwise provide, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interests in the class or series.

          SECTION 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

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     4. The second paragraph of Section 3 of Article III of the Agreement and
Declaration of Trust is deleted.

     5. Section 1 of Article IV of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 1. ELECTION. The persons who shall act as Trustees until the first annual meeting or until their successors are duly chosen and qualify are the initial Trustees executing this Agreement and Declaration of Trust or any counterpart thereof. The number of Trustees shall be as provided in the By-laws or as fixed from time to time by the Trustees. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose by a vote, and in accordance with the procedures, as set forth in the By-laws and in compliance with the provisions of the 1940 Act with respect to a class of senior securities which are stock to the extent it requires that a specified number of Trustees be elected by the holders of the class of senior securities. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

     6. The first paragraph of Section 3 of Article IV of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 3. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-laws do not reserve that right to the Shareholders of one or more classes or series. The Trustees may enlarge or reduce their number and, subject to the voting power of one or more classes or series of Shares as set forth in the By-laws, the Trustees may fill vacancies in their number, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with

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     respect to various matters,  and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     7. Subsection (g) of Section 3 of Article IV of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          (g) To allocate assets, liabilities and expenses of the Trust to a particular class or series of Shares or to apportion the same among two or more classes or series;

     8. Sections 4 and 5 of Article IV of the Agreement and Declaration of Trust are amended to read in their entirety as follows:

          SECTION 4. PAYMENT OF EXPENSES BY TRUST. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager, or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

          SECTION 5. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

     9. Section 1 of Article VI of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 1. DISTRIBUTIONS. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares, as permitted by the 1940 Act. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income shall be distributed pro rata to Shareholders of a class or series in proportion to the number of Shares of such class or series held by each of them. Such distributions shall be made in cash or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares of a class or series will be paid at the net asset value thereof as determined in accordance with the By-laws.

     10. Section 3 of Article VI of the Agreement and Declaration of Trust is deleted.

     11. Section 4 of Article VIII of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

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          SECTION 4. SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability out of the assets of the Trust.

     12. The first paragraph of Section 1 of Article IX of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 1. TRUSTEES, SHAREHOLDERS, ETC. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular class or series of Shares shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     13. Section 4 of Article IX of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 4. DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. Except to the extent that the By-laws or applicable law, including the 1940 Act, may require a higher vote or the separate vote of one or more classes or series of Shares, the Trust may be terminated at any time by the vote of Shareholders holding a majority of the Shares of all classes entitled to vote, voting together as one class, or by the vote of a majority of the Trustees and by written notice to the Shareholders.

          Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular class or series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of each class or series, ratably according to the number of Shares of such class or series held by the several Shareholders of such class or series on the date of termination.

     14. Section 7 of Article IX of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

          SECTION 7. AMENDMENTS. Except to the extent that the By-laws or applicable law, including the 1940 Act, may require a higher vote or the separate vote of one or more classes or series of Shares, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees when authorized to do so by the vote of

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     Shareholders holding a majority of the Shares of all classes entitled to vote, voting together as one class. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require the authorization by Shareholder vote.

          The Trustees hereby agree that this document may be signed in counterparts but treated as one document.
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     IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of October, 2000.


-----------------------------------          -----------------------------------
Al Burton                                    Robert W. Stallings


-----------------------------------          -----------------------------------
Paul S. Doherty                              John G. Turner


-----------------------------------          -----------------------------------
Robert B. Goode                              David W. Wallace


-----------------------------------
Alan L. Gosule


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Walter H. May


-----------------------------------
Jock Patton


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David W.C. Putnam


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John R. Smith
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